UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2025 (April 1, 2025)

Stellus Capital Investment Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00971	46-0937320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 2200 Houston, Texas		77027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 292-5400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SCM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Stellus Capital Investment Corporation (the "Company") hereby amends its Current Report on Form 8-K initially filed on March 28, 2025 (File No. 814-00971) solely to correct a clerical error contained in the Underwriting Agreement filed as Exhibit 1.1 to such Form 8-K. No other changes have been made to the original Form 8-K. The corrected Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.01	Entry into a Material Definitive Agreement.

On April 1, 2025, in connection with a previously announced public offering, the Company and U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association), as trustee (the “Trustee”), entered into a Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) to the Base Indenture, dated May 5, 2014, between the Company and the Trustee (together with the Fourth Supplemental Indenture, the “Indenture”). The Fourth Supplemental Indenture relates to the Company’s issuance, offer and sale of $75.0 million in aggregate principal amount of its 7.250% Notes due 2030 (the “Notes”).

The Notes will mature on April 1, 2030, unless previously redeemed or repurchased in accordance with their terms. The interest rate of the Notes is 7.250% per year and will be paid semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 2025. The Notes are the Company’s direct unsecured obligations and rank pari passu with the Company’s existing and future unsecured, unsubordinated indebtedness, including the Company’s 4.875% Notes due 2026; senior to any series of preferred stock that the Company may issue in the future; senior to any of the Company’s future indebtedness that expressly provides it is subordinated to the Notes; effectively subordinated to all of the Company’s existing and future secured indebtedness (including indebtedness that is initially unsecured to which the Company subsequently grants security), to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under the Company’s amended and restated senior secured revolving credit agreement with certain lenders party thereto and Zions Bancorporation, N.A. dba Amegy Bank, as administrative agent and lender (as amended from time to time, the “Credit Facility”); and structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s existing or future subsidiaries.

Prior to October 1, 2029 (six months prior to the maturity date) (the “Par Call Date”), the Notes may be redeemed in whole or in part, at any time and from time to time at the Company’s option, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points less (b) interest accrued to the date of redemption; and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

In addition, if a Change of Control Repurchase Event (as defined in the Fourth Supplemental Indenture) occurs prior to maturity of the Notes, holders of the Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

The Indenture contains certain covenants, including covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a)(2) of the Investment Company Act of 1940, as amended (the “1940 Act”), or any successor provisions, to comply with Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act, or any successor provisions, whether or not the Company continues to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to the Company by the Securities and Exchange Commission (the “SEC”) and certain other exceptions, and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are set forth in the Indenture.

The Notes were offered and sold in an offering registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form N-2 (Registration No. 333-265695) previously filed with the SEC, as supplemented by a preliminary prospectus supplement dated March 25, 2025, a final prospectus supplement dated March 25, 2025 and the pricing term sheet filed with the SEC on March 26, 2025. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The transaction closed on April 1, 2025.

The Company intends to use the net proceeds from the offering to repay a portion of the amount outstanding under the Credit Facility, however, the Company may re-borrow under the Credit Facility and use such borrowings to invest in lower middle-market companies in accordance with the Company’s investment objective and strategies and for working capital and general corporate purposes.

The foregoing descriptions of the Fourth Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Fourth Supplemental Indenture and the form of global note representing the Notes, respectively, each filed or incorporated by reference as exhibits hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 to this current report on Form 8-K is by this reference incorporated in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 25, 2025, by and among Stellus Capital Investment Corporation, Stellus Capital Management, LLC and Raymond James & Associates, Inc., as representative of the several underwriters named in Exhibit A thereto.
4.1	Fourth Supplemental Indenture, dated as of April 1, 2025, by and between Stellus Capital Investment Corporation and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee.
4.2	Form of Global Note with respect to the 7.250% Notes due 2030 (incorporated by reference to Exhibit 4.1 hereto).
5.1	Opinion of Eversheds Sutherland (US) LLP.
23.1	Consent of Eversheds (US) LLP (included in Exhibit 5.1 hereto).
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 as amended, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2025	STELLUS CAPITAL INVESTMENT CORPORATION

	By:	/s/ W. Todd Huskinson
W. Todd Huskinson
Chief Financial Officer